      As filed with the Securities and Exchange Commission on June 5, 2000

                                                    Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------


                               CELERIS CORPORATION
             (Exact name of registrant as specified in its charter)


                          Minnesota                                                41-1545493
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

                         1801 West End Avenue, Suite 750
                           Nashville, Tennessee 37203
               (Address of principal executive offices) (Zip code)

                               CELERIS CORPORATION
                            STOCK OPTION PLAN OF 1993

                               CELERIS CORPORATION
                             2000 STOCK OPTION PLAN
                            (Full title of the plans)


                             ----------------------

           Paul R. Johnson, Vice President and Chief Financial Officer
                         1801 West End Avenue, Suite 750
                           Nashville, Tennessee 37203
                     (Name and address of agent for service)

                              --------------------


                                 (615) 341-0223
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

                                          Proposed               Proposed
    Title of                          maximum offering            maximum
securities to be      Amount to be          price           aggregate offering       Amount of
   registered          registered       per share (1)            price (1)       registration fee
 Common Stock
($.01 par value)         430,000           $2.67                 $1,148,100           $303.10

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based upon the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on May 30, 2000

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by Celeris Corporation (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 0-26390).

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (File No. 0-26390).

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, dated August 3, 1995 (File No. 33-93700), and any amendment or report filed to update such description filed subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not applicable

Item 5.  Interests of Named Experts and Counsel.

         Not applicable

Item 6.  Indemnification of Directors and Officers.

         Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

         Article VII of the Company's Restated Articles of Incorporation, as amended provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the Company or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the Company's stock under Minnesota Statutes Section 302A.559 or on the sale of unregistered securities or securities fraud under Minnesota Statutes Section 80A.23; or (iv) liability for any transaction from which the director derived an improper personal benefit. Article VII goes on to provide that if Minnesota Statues Chapter 302A is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company shall be limited to the fullest extent permitted by Minnesota Statues Chapter 302A, as amended.

Item 7.  Exemption From Registration Claimed.

         Not applicable

Item 8.  Exhibits.

         The Exhibits to this registration statement are listed in the index to Exhibits immediately following the signature page of this registration statement, which index is incorporated herein by reference.

Item  9.  Undertakings

A.     Post-Effective Amendments

       The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Not withstanding the foregoing, with respect to registration on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by
Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

B.     Subsequent Documents Incorporated by Reference

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     Claims for Indemnification

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 5th day of June 2000.

                                       CELERIS CORPORATION

                                       By  /s/ Barbara A. Cannon
                                           ---------------------------------
                                           Barbara A. Cannon

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 5, 2000.

Signature                              Title
---------                              -----

/s/ Barbara A. Cannon                  President, Chief Executive Officer and Director
-------------------------------        (Principal Executive Officer)
Barbara A. Cannon


/s/ Paul R. Johnson                    Vice President and Chief Financial Officer
-------------------------------        (Principal Financial and Accounting Officer)
Paul R. Johnson


               *
-------------------------------
John M. Nehra                          Chairman, Board of Directors


               *                       Director
-------------------------------
W. Hudson Connery, Jr.


               *                       Director
-------------------------------
Richard B. Fontaine


               *                       Director
-------------------------------
Peter T. Garahan


               *                       Director
-------------------------------
Andre G. Pernet, Ph.D.


*By /s/ Paul R. Johnson
    ---------------------------
    Paul R. Johnson
    as Attorney-in-Fact

Dated:  June 5, 2000

                                  EXHIBIT INDEX

Exhibit No.       Name
-----------       ----
     *4.1         Form of Certificate for Common Stock

    **4.2         Restated Articles of Incorporation, as amended

   ***4.3         Articles of Amendment of Articles of Incorporation

    **4.4         Bylaws

        5         Opinion of Harwell, Howard, Hyne, Gabbert & Manner P.C.
                  regarding legality

     23.1         Consent of Arthur Andersen LLP

     23.2         Consent of Harwell, Howard, Hyne, Gabbert & Manner P.C.
                  (included in Exhibit 5 above)

       24         Powers of Attorney

----------------------
  * Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 0-26390).

 ** Incorporated by reference to the Company's Registration Statement on Form S-1 dated August 3, 1995 (File No. 33-93700).

*** Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (File No. 0-26390).